Press Release	Exhibit 99.1

Acutus Medical Reports Third Quarter and Year-To-Date 2024 Financial Results

CARLSBAD, Calif., November 14, 2024 (GLOBE NEWSWIRE) — Acutus Medical, Inc. (“Acutus” or the “Company”) (OTC: AFIB) today reported results for the third quarter and year-to-date of 2024.
Recent Highlights:

•Third quarter revenue from Continuing Operations of $5.3 million grew 156% year-over-year, from $2.1 million in the same quarter last year.

•Operating income for continuing operations was $0.1 million, an improvement of 119% compared to the same period last year.

•Recorded $2.4 million in gain on sale of business, a decrease of 8% compared to the same period last year.

•Cash, cash equivalents, marketable securities and restricted cash were $12.6 million as of September 30, 2024.

Third Quarter 2024 Financial Results
Revenue from Continuing Operations was $5.3 million for the third quarter of 2024, an increase of 156% compared to $2.1 million for the third quarter of 2023.

Gross margin on a GAAP basis for continuing operations was 7% for the third quarter of 2024 compared to negative 53% for the same quarter last year. The improvement was driven by higher production volumes related to left-heart access manufacturing and reduced manufacturing overhead expenses.

Operating income for continuing operations on a GAAP basis was $0.1 million for the third quarter of 2024 compared to Operating expenses of $0.6 million for the same period last year. The decrease in operating expenses from reduced discretionary spend under this new business model.

Net loss on continuing operations on a GAAP basis was $0.8 million for the third quarter of 2024 and net loss per share was $0.03 on a weighted average basic and diluted outstanding share count of 29.8 million, compared to a net loss of $1.9 million and a net loss per share of $0.7 on a weighted average basic and diluted outstanding share count of 29.3 million for the same period last year.

Cash, cash equivalents, marketable securities and restricted cash were $12.6 million as of September 30, 2024.

Loss on Discontinued Operations
Loss on discontinued operations was $4.8 million for third quarter of 2024, compared to $13.2 million for the same period last year.

Outlook
Due to the announced plan to realign resources to support the left-heart access distribution business and exit from the electrophysiology mapping and ablation businesses, the Company will no longer provide financial guidance.

About Acutus
Acutus is focused on the production of left-heart access products under its distribution agreement with Medtronic, Inc. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words 'believe", "estimate", "project", "expect" or similar expressions. Forward looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from forward-looking statements.
Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, successful completion of the Company’s restructuring plan, continued acceptance of the Company’s left-heart access products in the marketplace, the effect of global economic conditions on the ability and willingness of Medtronic to purchase the Company’s left-heart access products and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the Company’s ability to maintain its listing on Nasdaq, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Chad Hollister
Acutus Medical, Inc.
investors@acutus.com

Acutus Medical, Inc.
Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
(in thousands, except share and per share amounts)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,595	$19,170
Marketable securities, short-term	—	3,233
Restricted cash, short-term	—	7,030
Accounts receivable	9,970	11,353
Inventory	4,191	4,278
Prepaid expenses and other current assets	403	678
Current assets of discontinued operations (Note 3)	—	510
Total current assets	27,159	46,252

Property and equipment, net	736	825
Right-of-use assets, net	2,647	3,189
Other assets	94	94
Non-current assets of discontinued operations (Note 3)	1,531	3,600
Total assets	$32,167	$53,960

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	1,711	2,761
Accrued liabilities	1,702	2,887
Operating lease liabilities, short-term	897	718
Long-term debt, current portion	7,084	1,864
Warrant liability	302	409
Current liabilities of discontinued operations (Note 3)	2,969	10,303
Total current liabilities	14,665	18,942

Operating lease liabilities, long-term	2,532	3,243
Long-term debt	25,269	32,654
Total liabilities	42,466	54,839

Commitments and contingencies (Note 11)

Stockholders' deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 6,666 shares of preferred stock, designated as Series A Common Equivalent Preferred Stock, are issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 260,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 29,912,305 and 29,313,667 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	30	29
Additional paid-in capital	598,670	599,935
Accumulated deficit	(608,118)	(599,977)
Accumulated other comprehensive loss	(881)	(866)
Total stockholders' deficit	(10,299)	(879)
Total liabilities and stockholders' deficit	$32,167	$53,960

Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(in thousands, except share and per share amounts)	(unaudited)
Revenue	$5,266	$2,060	$13,027	$4,816
Cost of products sold	4,894	3,150	13,019	7,835
Gross profit (loss)	372	(1,090)	8	(3,019)

Operating expenses (income):
Research and development	—	896	—	2,752
Selling, general and administrative	2,318	2,354	7,880	9,502
Change in fair value of contingent consideration	—	—	—	123
Gain on sale of business	(2,435)	(2,648)	(8,096)	(5,927)
Total operating expenses (income)	(117)	602	(216)	6,450
Gain (loss) from operations	489	(1,692)	224	(9,469)

Other income (expense):
Change in fair value of warrant liability	(174)	636	107	1,478
Interest income	153	547	641	2,223
Interest expense	(1,395)	(1,409)	(4,384)	(4,110)
Other revenue	111	—	187	—
Total other expense, net	(1,305)	(226)	(3,449)	(409)
Loss from continuing operations before income taxes	(816)	(1,918)	(3,225)	(9,878)
Net loss from continuing operations	(816)	(1,918)	(3,225)	(9,878)
Discontinued operations:
Loss from discontinued operations before taxes	(4,791)	(11,244)	(4,906)	(37,945)
Income tax expense - discontinued operations	—	75	10	75
Net loss from discontinued operations	(4,791)	(11,319)	(4,916)	(38,020)
Net loss	$(5,607)	$(13,237)	$(8,141)	$(47,898)

Other comprehensive loss
Unrealized loss (gain) on marketable securities	—	4	—	7
Foreign currency translation adjustment	(15)	(66)	(15)	(91)
Comprehensive loss	$(5,622)	$(13,299)	$(8,156)	$(47,982)

Net loss per share, basic and diluted:
Loss from continuing operations	$(0.03)	$(0.07)	$(0.11)	$(0.34)
Loss from discontinued operations	$(0.16)	$(0.39)	$(0.17)	$(1.31)
Net loss per common share	$(0.19)	$(0.45)	$(0.27)	$(1.65)

Weighted average shares outstanding, basic and diluted	29,799,241	29,262,768	29,768,208	29,024,353

Acutus Medical, Inc.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2024	2023
(in thousands)	(unaudited)
Cash flows from operating activities
Net loss	$(8,141)	$(47,898)
Less: Loss from discontinued operations	4,916	38,020
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	235	384
Non-cash stock-based compensation expense	459	1,272
Accretion of discounts on marketable securities, net	(28)	(1,318)
Amortization of debt issuance costs	460	325
Amortization of operating lease right-of-use assets	542	513
Gain on sale of business, net	(8,096)	(5,927)
Change in fair value of warrant liability	(107)	(1,478)
Loss on disposal of property and equipment	—	—
Change in fair value of contingent consideration	—	123
Changes in operating assets and liabilities:
Accounts receivable	(3,499)	3,247
Inventory	87	11,567
Employer retention credit receivable	—	4,703
Prepaid expenses and other current assets	286	2,010
Accounts payable	(1,050)	(3,020)
Accrued liabilities	(1,442)	(8,043)
Operating lease liabilities	(532)	(253)
Other long-term liabilities	—	20
Net cash used in operating activities - continuing operations	(15,910)	(5,753)
Net cash used in operating activities - discontinued operations	(11,692)	(39,352)
Net cash used in operating activities	(27,602)	(45,105)

Cash flows from investing activities
Proceeds from sale of business	13,235	17,000
Purchases of available-for-sale marketable securities	—	(38,521)
Sales of available-for-sale marketable securities	500	—
Maturities of available-for-sale marketable securities	2,750	70,250
Purchases of property and equipment	(148)	(1,187)
Net cash provided by investing activities - continuing operations	16,337	47,542
Net cash provided by (used in) investing activities - discontinued operations	339	(207)
Net cash provided by investing activities	16,676	47,335

Cash flows from financing activities
Repayment of debt	(2,625)	—
Proceeds from the exercise of stock options	—	4
Repurchase of common shares to pay employee withholding taxes	—	(35)
Proceeds from employee stock purchase plan	—	25
Net cash (used in) provided by financing activities - continuing operations	(2,625)	(1,929)
Net cash used in financing activities - discontinued operations	(41)	(240)
Net cash used in financing activities	(2,666)	(2,169)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	(294)

Net change in cash, cash equivalents and restricted cash	(13,605)	(233)
Cash, cash equivalents and restricted cash, at the beginning of the period	26,200	31,348
Cash, cash equivalents and restricted cash, at the end of the period	$12,595	$31,115

Supplemental disclosure of cash flow information:
Cash paid for interest	3,394	3,731

Supplemental disclosure of noncash investing and financing activities:
Accounts receivable from sale of business	$4,478	$6,111
Change in unrealized (gain) on marketable securities	$—	$(7)
Change in unpaid purchases of property and equipment	$—	$35